UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2018

SMITH-MIDLAND CORPORATION
 (Exact name of Registrant as specified in its charter)

Delaware	1-13752	54-1727060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 300, 5119 Catlett Road Midland, Virginia 22728
(Address of principal executive offices)

Registrant’s telephone number, including area code: (504) 439-3266

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2018, G. E. (Nick) Borst retired from the Board of Directors of Smith-Midland Corporation (the “Company”) and Mr. James Russell Bruner was appointed as a director to fill the vacancy resulting from Mr. Borst’s retirement. The initial term as director for Mr. Bruner will expire at the Company’s 2019 annual meeting of stockholders. Mr. Bruner is independent under the NASDAQ Marketplace Rules and the Company’s criteria for determining director independence. On the same date, Mr. Bruner was appointed as a member of each of the Company’s Compensation Committee and Audit Committee, replacing Mr. Borst.

Mr. Bruner has served as Chairman of Maersk Line, Limited (“Maersk Line”) since November 2016 and was President and Chief Executive Officer of Maersk Line from January 2014 to November 2017. Maersk Line owns and operates a fleet of container and tanker ships that are under the flag of the United States. These ships support military, government and humanitarian missions through the transportation of United States government cargo on an international basis. Through its subsidiaries, Maersk Line owns and/or operates ships designed to carry wheeled cargo and a fleet of tankers and maritime support vessels. Maersk Line operates as a subsidiary of A.P. Moller-Maersk A/S, an integrated transport and logistics company headquartered in Copenhagen, Denmark.

There are no arrangements or understandings between Mr. Bruner and any other person pursuant to which Mr. Bruner was elected to serve as a director, nor are there related party transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01    Financial Statements and Exhibits

(d)          Exhibits

Exhibit No	Exhibit Description
99.1	Press release, dated December 10, 2018, and is incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH-MIDLAND CORPORATION
Dated: December 10, 2018	By: /s/ Adam J. Krick
Adam J. Krick
Chief Financial Officer